Exhibit 10.4

CONTRIBUTION AND Exchange AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 3rd day of September 2021 (the “Effective Date”), by and between Justin DeAngelis (“Holder”), Eurasia Energy Ltd., a company domiciled in Anguilla, British West Indies (“Company”) and JRD Ventures LLC, a Nevada Corporation(“JRD”). Each of Holder, Company and JRD may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Holder is the record and beneficial owner of 100% of the membership interests in JRD (the “JRD Ventures LLC.”);

B. In connection with corporate restructuring, JRD, will be become an indirect wholly-owned subsidiary of Company (the “Restructuring”);

C. Pursuant to the Restructuring, all equity interests in JRD will be exchanged for cash and equity interests in Company; and

D. Holder desires to contribute, assign, convey and transfer to Company, and Company desires to accept from Holder, the JRD Ventures in exchange for the Company Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants, promises, agreements, representations and warranties hereinafter set forth, the Parties do hereby covenant, promise, agree, represent and warrant as follows:

Article I
EXCHANGE OF INTERESTS

Section 1.01 Contribution and Exchange of Interests. On the terms and subject to the conditions of this Agreement:

(a) Holder contributes, assigns, conveys, and transfers, on the Effective Date, the JRD Ventures to Company; and

(b) Company accepts the JRD Ventures from Holder in exchange for the following:

(i) on the Effective Date, three Hundred Ninety Nine Thousand Dollars ($399,000), payable by delivery of a promissory note (the “Promissory Note”) due and payable on or before July, 29th, 2022 (the “Effective Date”, in a form substantially similar to the form attached hereto as Exhibit A; (Exhibit 3.2.2)

(ii) on 31st October, 2021, One Million Seven Hundred Thousand and One Dollars (the “Stock Consideration Price”) payable by delivery of common stock of the Company (“Company Stock”) priced at Two Cents ($0.02) per share resulting in the issuance of Eighty Five Million Fifty Thousand (85,050,000) shares of Company Stock being issued to Holder.

Section 1.02 Consent to Transactions.

(a) Holder hereby consents to the Restructuring and the assignment of all outstanding equity interests in JRD to Company; and

(b) JRD consents to the assignment of the JRD Ventures to Company.

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of Holder. Holder hereby represents and warrants to Company as follows:

(a) Title to JRD Ventures. Holder is the sole record and beneficial owner of the JRD Ventures and has good, valid and marketable right, title and interest in and to the JRD Ventures, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, voting trusts, proxies and other arrangements or restrictions of any kind, whether arising by agreement, operation of law or otherwise (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Company will acquire good, valid and marketable title to the JRD Ventures free and clear of all Encumbrances. Holder owns no other interests in JRD or any right to acquire any other interests in JRD;

(b) Authorization. Holder has all requisite capacity, power and authority to enter into this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby;

(c) Due Execution and Delivery. This Agreement has been duly executed and delivered by Holder and constitutes Holder’s legal, valid and binding obligation, enforceable against Holder in accordance with its terms;

(d) No Conflicts. The execution, delivery and performance by Holder of his obligations under this Agreement does not and will not conflict with, violate or result in the breach of, or create any Encumbrance on the JRD Ventures pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Holder is a party or is subject or by which the JRD Ventures are bound; and

(e) Legal and Tax Matters. Holder has had an opportunity to consult with its own tax, legal and qualified financial advisors with respect to the terms and conditions of this Agreement and the advisability of entering therein, and the federal, state and local tax consequences of exchanging the JRD Ventures for the Company Shares.

Section 2.02 Representation and Warranties of Company. Company hereby represents and warrants to Holder as follows:

(a) Authorization. Company has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby;

(b) Due Execution and Delivery. This Agreement has been duly executed and delivered by Company and constitutes Company’s legal, valid and binding obligation, enforceable against Company in accordance with its terms;

(c) No Conflicts. The execution, delivery and performance by Company of its obligations under this Agreement does not and will not conflict with, violate or result in the breach of, or create any Encumbrance on the Company Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Company is a party or is subject or by which the Company Shares are bound; and

(d) Capitalization. The Company Shares, when issued to Holder pursuant to this Agreement, shall be validly issued, fully paid and nonassessable, free and clear of all Encumbrances.

Section 2.03 Representation and Warranties of JRD. JRD hereby represents and warrants to Holder as follows:

(a) Authorization. JRD has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby;

(b) Due Execution and Delivery. This Agreement has been duly executed and delivered by JRD and constitutes JRD’ legal, valid and binding obligation, enforceable against JRD in accordance with its terms; and

(c) No Conflicts. The execution, delivery and performance by JRD of its obligations under this Agreement does not and will not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which JRD is a party or is subject.

Article III
INDEMNIFICATION

Section 3.01 Holder Indemnification. Holder shall indemnify Company and hold Company harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Company resulting from any breach of any representation, warranty or agreement made by Holder herein.

Section 3.02 Company Indemnification. Company shall indemnify Holder and hold Holder harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Holder resulting from any breach of any representation, warranty or agreement made by Company herein.

Article IV
MISCELLANEOUS

Section 4.01 Survival of Representations and Warranties. All representations and warranties shall survive the execution and delivery of this Agreement.

Section 4.02 Further Assurances. Each of the Parties hereto shall execute and deliver such additional agreements, documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated by this Agreement.

Section 4.03 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 4.04 Notices. All notices, requests, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to each Party at the address designated by each Party. All Notices shall be deemed duly delivered (i) when personally delivered to the Party, (ii) the next business day after being sent by a nationally recognized overnight courier (with all fees pre-paid), or (iii) five days after being sent by certified or registered mail (in each case, return receipt requested, postage prepaid).

Section 4.05 Entire Agreement. This Agreement constitute the sole and entire agreement of the Parties hereto with respect to the subject matter contained herein, and supersedes all prior understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 4.06 Recitals. The Parties acknowledge and agree that the Recitals are adopted and incorporated as part of this Agreement.

Section 4.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed.

Section 4.08 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 4.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 4.10 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.11 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Colorado in each case located in the City and County of Denver, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 4.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, each of the Parties has executed, acknowledged and delivered this Agreement.

Holder

/s/ Justin DeAngelis
Justin DeAngelis

Eurasia Energy Ltd.

By:	/s/ Marilyn Giulia Roosevelt
Name:	Marilyn Giulia Roosevelt
Title:	Director (Duly Autorized)

JRD Ventures LLC

By:	/s/ Justin DeAngelis
Name:	Justin DeAngelis
Title:	Manager